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EXHIBIT 23.02

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the employee share plans named on the facing sheet thereof of our report dated March 13, 1996 with respect to the consolidated financial statements and schedule of Micro Focus Group Public Limited Company for the year ended January 31, 1996 included in its Annual Report (Form 20-F) for the year ended January 31, 1996, filed with the Securities and Exchange Commission on June 3, 1996 and our reports dated March 6, 1997 with respect to the consolidated financial statements of Micro Focus Group Public Limited Company for the year ended January 31, 1997 including in its 1996 Annual Report and furnished to the Securities and Exchange Commission pursuant to a Report of Foreign Issuer (Form 6-K) on March 28, 1997.



                                                               /s/ Ernst & Young

                                                                   ERNST & YOUNG
                                                           Chartered Accountants


Reading, England
April 9, 1997